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                                LEASE AGREEMENT

     THIS AGREEMENT is made and entered into this 20th day of August, 1996, by and between CURTIS L. MERRIMAN of 599 Popham Lane, Corvallis, Montana 59828, hereinafter referred to as LESSOR; and DAN COOPER, of Cooper Arms, Inc., hereinafter referred to as LESSEE.

                              W I T N E S S E T H

     WHEREAS, LESSOR is the owner of certain real property located in Ravalli County, described as 1131 Highway 93 with improvements thereon;

     WHEREAS, LESSEE is desirous of leasing a portion of said property;

     NOW, THEREFORE, in exchange for good and valuable consideration paid by LESSEE to LESSOR, the legal sufficiency and receipt of which is hereby acknowledged, and covenants to be performed, all as more particularly hereinafter set forth, the parties agree as follows:

     1. DESCRIPTION OF LEASED PROPERTY:

          LESSOR by these presents does hereby lease unto LESSEE the following real property located in Ravalli County, Montana:

    5200 sq. metal building at 1131 Highway 93 and land 20' north and south of said building with 40' near yard and frontage to Highway 93 to the east.

          TO HAVE AND TO HOLD the said premises unto LESSEE, its successors and assigns, for the term of this lease as hereinafter set forth.

     2. TERM AND PAYMENTS:

          The primary term of this lease shall be for a period of three years commencing September 1, 1996 and shall terminate on September 1, 1999. It is expressly understood and agreed by the parties that the length of this lease is a material term and that LESSOR would not have entered into this lease agreement without the term of the lease agreed to herein.

          LESSEE shall pay, prior to taking possession of the leased premises, the nonrefundable sum of $4,000, which shall represent payment for the first month of the lease agreement and prepayment of the last one month(s) of the lease agreement. Thereafter, LESSEE shall pay as rental payment for the leased premises the sum of $2,000 per month, said payment to be made by LESSEE to LESSOR on the ______ day of each month. Said monthly rent payment to

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be made by LESSEE to LESSOR at its address set forth above, unless LESSOR subsequently designates a different address in writing. The parties expressly understand and agree that timely rent payments are required herein and that there shall accrue a late fee penalty of Fifteen Dollars ($15.00) per day after the __________ of each month until payment in full is made hereunder. Additionally, prior to taking possession of the leased premises, the LESSEE shall pay to LESSOR the sum of -0- as a cleaning and security deposit.

     3. ASSIGNMENT OF LEASE:

          It is expressly understood, agreed and part of the consideration given hereunder that LESSEE may not assign or transfer any part of this Lease or LESSEE's interest hereunder and nor may LESSEE sublet or sublease any part or all of the leased premises without the express written consent of the LESSOR.

     4. POSSESSION, MAINTENANCE AND USE OF PROPERTY:

          LESSEE shall be entitled to possession on the first day of the term of this Lease provided the payments required hereunder have been made to LESSOR, and shall yield possession to LESSOR on the last day of the term of the Lease, unless otherwise agreed to by both parties in writing.

          LESSEE shall maintain the premises in a clean, safe and sanitary condition.

          LESSEE shall not permit any use of the premises, or any part thereof, which is in violation of any national, state, country or municipal law, ordinance or regulation. LESSEE shall be responsible for cleaning the leased premises and will be responsible for damage caused to the leased premises by LESSEE. LESSEE expressly agrees and understands that LESSEE is responsible for maintaining the real property surrounding the improvements and that there shall be no old cars, junk, garbage, etc. on the real property and further that there shall be no outside storage without the express written consent of the LESSOR. LESSEE understands and agrees that LESSEE shall be responsible for all utilities, waste disposal, garbage disposal etc. LESSEE understands and agrees that neither the use of nor storage of any toxic materials is allowed on the leased premises without EPA approval.

     5. DEVELOPMENT AND IMPROVEMENT OF PROPERTY:

          LESSEE shall be responsible to provide all necessary improvements to leased premises in connection with the activities LESSEE will conduct on the leased premises. LESSEE shall obtain LESSOR's advance permission in writing prior to altering or improving the leased premises.

     6. TAXES:



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          LESSOR agrees to pay all taxes, assessments, and other charges levied upon the real property during the term of the lease.

     7. INSURANCE:

          LESSOR shall maintain fire and extended coverage insurance upon the premises herein demised. LESSEE and LESSOR shall each be responsible to maintain appropriate insurance for their respective interests and activities in the leased premises.

     8. DEFAULT:

          In the event the LESSEE shall be in default in the performance or observance of any covenant or agreement or condition of this lease and in the event of such default or condition, then LESSOR may give LESSEE written notice of such default or condition. Said notice shall be deemed delivered when deposited in the United States mail, registered or certified with return receipt request, properly sealed, stamped and addressed to LESSEE at the address set forth for LESSEE at the beginning of this lease.

          In the event the default or defaults are not cured in their entirety within thirty (30) days after the delivery of said notice, the LESSOR may reenter the demised property and take and hold full and complete possession thereof. Thereafter, LESSOR may recover from LESSEE such damages as LESSOR may have suffered by reason of such default, together with attorneys' fees and other costs. In the event that LESSEE vacates, abandons or terminates this lease agreement prior to the end of the term of this lease agreement, then said damages shall include, but are not limited to, all of the monthly rental/lease payments due hereunder up to the end of the term of this lease agreement. LESSOR agrees, however, to take all reasonable steps to minimize the damages.

          In the event the above default or defaults are not cured within the thirty (3) day period, LESSOR may, at its option and sole discretion and without any further notice, reenter the demised property and cancel and terminate this lease or may seek any other rights or remedies allowed by law. LESSOR may, in the alternative, elect to cure any default and the cost of such action shall be added to LESSEE's financial obligations under this Lease.

          The provisions of this paragraph shall similarly govern should LESSOR be in default. Any default by the LESSOR, not cured within the applicable thirty (30) day time period, shall entitle LESSEE to recover all damages suffered by reason of such default, together with attorney's fees and other costs and LESSEE may cancel and terminate this lease.

     9. TIME OF ESSENCE:

          Time shall be of the essence of this lease and all the terms, covenants and conditions hereof shall be performed at or before the times herein set forth. Any forbearance on the

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part of LESSOR or LESSEE in the enforcement of the terms and conditions of this lease shall in no way be construed as a waiver of default thereof or waiver of the obligatory effect of such provision.

     10. CONSTRUCTION AND VENUE:

          This lease shall be construed under the laws of the State of Montana and the parties agree that venue for any legal proceedings hereunder shall be in the Twenty-First Judicial District in and for Revalli County.

     11. ENTIRE AGREEMENT AND MODIFICATION:

          The parties hereto expressly declare that this Agreement contains the entire agreement and understanding of the parties and supersedes any prior oral agreements and understandings. This Agreement may be modified only in writing, signed by both of the parties.

     12. BINDING EFFECT:

          This Agreement shall be binding upon the parties' assigns and successors.

     13. NOTICES:

          Notices under this Lease shall not be deemed valid unless given or served in writing. Said notices shall be deemed delivered when deposited in the United States mail, registered or certified with return receipt request, properly sealed, stamped and addressed to LESSEE or LESSOR at the addresses set forth above, unless notice of another address is subsequently provided.

     14. SAVE HARMLESS:

          LESSEE shall save LESSOR harmless from any and all liability, damages, or claims of damages of any nature or description for injuries arising out of or in connection with the operation of LESSEE'S business on the leased premises.

     15. SEVERABILITY:

          If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a Court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

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     16. WAIVER:

          The failure of either party to enforce any provisions of this Lease shall not be constructed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Lease.

     17. OTHER:

          All three phase electric needs to be supplied by LESSEE. No smoking in the office area. LESSEE has right of first refusal at time of sale.

          IN WITNESS WHEREOF, LESSOR and LESSEE have caused this agreement to be executed on this 20th day of August, 1996.

                                       LESSOR:


                                       By: /s/ Curtis Merriman
                                           ----------------------
                                               Curtis L. Merriman

                                       LESSEE:

                                       By: /s/ Daniel Cooper
                                           ----------------------
                                               Daniel Cooper
                                               President

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